EXHIBIT 16.1




April 27, 2000

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Dear Gentlemen:

We have read Item 4 of Form 8-K of SAFLINK Corporation dated April 24, 2000 and are in agreement with the statements contained in paragraphs (a)(i), (a)(ii),
(a)(iii) and (a)(iv) therein. We have no basis to agree or disagree with other statements of the registrant contained in paragrahs (b)(i) and (b)(ii) therein.



                                             ERNST & YOUNG LLP